Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President

ZENITH INCREASES QUARTERLY DIVIDEND

TO $0.50 PER SHARE

WOODLAND HILLS, CALIFORNIA, September 12, 2007 . . . . . . . . . . . . . . . .  Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.50 per share on its outstanding shares of common stock, an increase from $0.42 per share declared previously in 2007.  The dividend is payable November 15, 2007 to stockholders of record at the close of business on October 31, 2007.

Stanley R. Zax, Chairman and President, said “It is appropriate to continue to increase our stockholder dividends due to our operating results and strong financial condition.”

* * * * * * *